SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 13, 2009 (December 24, 2008)

ROCK CITY ENERGY CORP.
(Exact name of Company as specified in Charter)

Nevada	333-139312	20-5503984
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

3416 Via Lido, 4th Floor
Newport Beach, California 92663
(Address of Principal Executive Offices)

877-587-2517
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 8.01   Other Events

On December 24, 2008 Chesapeake Exploration Limited Partnership (“Chesapeake”), the operator for the development of our oil and gas properties in Edwards County, Texas, informed us that its completion attempts on a well located on the acreage covered by the Allar lease have been unsuccessful and that it has no current plans to develop the remaining acreage covered by this lease. The Allar lease covers 7,749 gross acres.

To date, Chesapeake has drilled five wells on our properties. Of the five wells, three are producing. One of the wells is on the acreage covered by the Allar lease; the other two wells are on the acreage covered by the Baggett leases. These three producing wells are generating revenue and have paid out approximately $2 million of the $20 million that the five wells cost to drill as of October 31, 2008.

Chesapeake has perpetuated our interest in the acreage covered by the Baggett leases with the two producing wells on that acreage. Chesapeake has until February 1, 2010 to conduct operations on the acreage covered by the Driver lease. The Baggett and Driver leases cover approximately 1,441 gross acres (483 net deep acres and 957 net shallow acres).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK CITY ENERGY CORP.

/s/ Richard N. Jeffs
Richard N. Jeffs, President Dated: January 13, 2009